Exhibit 99.7
CONSENT OF LEHMAN BROTHERS
     We hereby consent to the use of our opinion letter dated October 3, 2005, to the Board of Directors of Dex Media, Inc. (the “Company”) attached as Annex G to the Company’s Joint Proxy Statement/Prospectus on Amendment No. 1 to Form S-4 (the “Prospectus”) and to the references to our firm in the Prospectus under the headings “Summary — The Merger”, “Summary — Opinions of Dex Media’s Financial Advisors”, “Annex A — Agreement and Plan of Merger” and “Annex G — Opinion of Lehman Brothers Inc.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/s/ David Zwick

Senior Vice President
New York, New York
December 20, 2005